SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20459
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            SAGA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                          38-3042953
     (State or other jurisdiction             (I.R.S. Employer
    of incorporation or organization)         Identification No.)

             73 Kercheval Avenue, Grosse Point Farms, Michigan 48236
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          (Address of principal executive offices, including zip code)

                SAGA COMMUNICATIONS, INC. 1992 STOCK OPTION PLAN
                              (Full title of plan)

                                Christine M. Marx
                                Edwards & Angell
                           150 John F. Kennedy Parkway
                          Short Hills, New Jersey 07078
                     (Name and address of agent for service)

                                 (973) 376-7700
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          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
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

                                                               Proposed
                                                               Maximum
                                          Proposed maximum     Aggregate    Amount of
Title of Securities      Amount to be      Offering Price      Offering   Registration
 to be Registered         Registered        Per Unit (1)       Price (1)      Fee

Class A Common Stock     682,031 shares      $23.125         $15,771,966     $4,652.73
Class B Common Stock(2)  150,000 shares       23.125           3,468,750      1,023.28
Class A Common Stock     150,000 shares        -0-               -0-            -0-
issuable upon
conversion of Class B
Common Stock (2)
         Total                                                               $5,676.01

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(1)  This  calculation is made solely for the purpose of determining  the amount of the Registration Fee and is based upon a price of $23.125 per share, which was the closing price of the Company's Class A Common Stock reported on May 1, 1998.

(2) The Class B Common Stock is convertible, at the option of the holder, into an equal number of shares of Class A Common Stock.

Part I, Items 1-2; Part II, Items 3-7 and 9. This Registration Statement relates to 682,031 additional shares of Saga Communications, Inc. (the "Company") Class A Common Stock, 150,000 additional shares of the Company's Class B Common Stock and 150,000 additional shares of the Company's Class A Common Stock issuable upon conversion of the additional Class B Common Stock that may be issued pursuant to the Saga Communications, Inc. 1992 Stock Option Plan (the "Plan") in accordance with the amendment to the Plan adopted by the Company's Board of Directors on October 13, 1997, and by the Company's stockholders on December 16, 1997. The contents of the Company's Registration Statements on Form S-8/S-3 (Registration Nos. 33-59424 and 33-79366) relating to the Plan are hereby incorporated by reference herein.

Part II, Item 8.           Exhibits.
         5                 Opinion of Edwards & Angell
         23(a)             Consent of Ernst & Young LLP
         23(b)             Consent of  Edwards & Angell (included in Exhibit 5)

                            SIGNATURES AND AMENDMENTS

     Each person whose signature appears below hereby constitutes and appoints the President, the Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendment may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan on May 5, 1998.

                                         SAGA COMMUNICATIONS, INC.



                                         By/s/    Edward K. Christian
                                           -----------------------------------
                                                  Edward K. Christian
                                                  President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on May 5, 1998.

Signatures                               Title

/s/Edward K. Christian                   President, Chief Executive
------------------------------           Officer and Chairman of the Board
   Edward K. Christian


/s/Samuel D. Bush                        Vice President, Chief Financial
------------------------------           Officer
   Samuel D. Bush


/s/Catherine Bobinski                    Corporate Controller and Chief
------------------------------           Accounting Officer
   Catherine Bobinski


/s/Kristin Allen                         Director
------------------------------
   Kristin Allen


/s/Donald Alt                            Director
------------------------------
   Donald Alt


/s/Jonathan Firestone                    Director
------------------------------
   Jonathan Firestone


/s/Joseph P. Misiewicz                   Director
------------------------------
   Joseph P. Misiewicz


/s/Gary Stevens                          Director
------------------------------
   Gary Stevens